POWER OF ATTORNEY

       I, Janet Walstrom, hereby appoint William Brierly,

Sarah K. Hilty and/or Carrie Etherton, my true and lawful

attorney-in-fact to:

1. Execute for me and on my behalf Forms 3, 4, and 5 and

any Amendments thereto, in accordance with Section 16 of the

Securities Exchange Act of 1934, as amended, and the rules

thereunder;

2. Do and perform any and all acts for me and on my

behalf which may be necessary or desirable to complete

and execute any such Forms 3, 4, and 5 and any Amendments

thereto and timely file such Forms and Amendments with

the Securities and Exchange Commission; and

3. Take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

the attorney-in-fact, may be of benefit to, in the best

interest of, or legally required by me, it being understood

that the documents executed by the attorney-in-fact on my

behalf pursuant to this Power of Attorney shall be in such

form and shall contain such terms and conditions as the

attorney-in-fact may approve in his discretion.

       I hereby grant to the attorney-in-fact full power

and authority to do and perform any and every act and thing

whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as

fully to all intents and purposes as I might or could do if

personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that the

attorney-in-fact, or the attorney-in-fact's substitute

or substitutes, shall lawfully do or cause to be done by

virtue of this Power of Attorney and the rights and powers

herein granted. I hereby acknowledge that the foregoing

attorney-in-fact, in serving in such capacity at my request,

is not assuming any of my responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934, as amended.

       This Power of Attorney shall remain in full force and

effect until I am no longer required to file Forms 3, 4, and

5 and any Amendments thereto, unless I earlier revoke this

Power of Attorney in a signed writing delivered to the

attorney-in-fact.

       IN WITNESS WHEREOF, I hereby cause this Power of

Attorney to be executed as of this 9th day of September 2016.

/s/Janet Walstrom

___________________________________

Janet Walstrom

Director